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Item 6(a) Exhibits
Exhibit 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                 (in thousands except per common share data)

                                                                          Three Months Ended
                                                                                March 31
                                                                        ---------------------
                                                                          1998          1997
                                                                        --------      -------
Basic:

Weighted average shares outstanding                                       41,959       41,206
                                                                        ========      =======


Net (Loss) Income                                                       $(42,679)     $26,419

Less convertible preferred stock dividends                                 1,797        1,797
                                                                        --------      -------
Total                                                                   $(44,476)     $24,622
                                                                        ========      =======


Net (Loss) Income - per share                                           $  (1.06)     $  0.60
                                                                        ========      =======

Diluted:

Weighted average of shares outstanding                                    41,959       41,206

Assumed conversion of common stock equivalents                               785          690

Assumed conversion of convertible securities                               4,196        4,894
                                                                        --------      -------
Total                                                                     46,940       46,790
                                                                        ========      =======

Net Income                                                                     *      $26,419

Add convertible debenture interest, net of federal income tax                  *           15
                                                                        --------      -------
Total                                                                          *      $26,434
                                                                        ========      =======


Net Income - per share                                                       N/A      $  0.57
                                                                        ========      =======



*  Anti-dilutive






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